As filed with the Securities and Exchange Commission on August 5, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAZOR ROBOTICS LTD.
(Exact name of registrant as specified in its charter)

State of Israel (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

7 Haeshel Street, Caesarea Industrial Park South, 3088900 Israel
(Address of Principal Executive Offices)

Mazor Robotics Ltd. 2003 Stock Option Plan
Mazor Robotics Ltd. 2011 Share Option Plan
(Full title of the plan)

Mazor Robotics Inc.
2711 Centerville Rd., Suite 400,
Wilmington, New Castle, DE 19808
(Name, Address and Telephone Number of Agent For Service)

COPIES TO:

Oded Har-Even, Esq. Shy S. Baranov, Esq. Zysman Aharoni Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212)-660-3000	Barak Luchtenstein, Adv. Yuval Beer, Adv. CBLS Law Offices 5 Azrieli Center Square Tower, 35th Floor Tel Aviv 6702501, Israel Tel: +972-3-7188700 Fax: +972-3-7188701

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (2)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares (1)	32,450	$.91	(3)	$29,530	$4.03
Ordinary Shares (1)	453,000	$1.15	(3)	$520,709	$71.02
Ordinary Shares (1)	2,000	$1.15	(3)	$2,299	$.31
Ordinary Shares (1)	510,000	$1.27	(3)	$646,582	$88.19
Ordinary Shares (1)	5,500	$1.36	(3)	$7,480	$1.02
Ordinary Shares (1)	294,540	$1.76	(3)	$517,056	$70.53
Ordinary Shares (1)	1,100	$1.82	(3)	$2,002	$.27
Ordinary Shares (1)	550	$2.09	(3)	$1,149	$.16
Ordinary Shares (1)	505,956	$2.18	(3)	$1,102,984	$150.45
Ordinary Shares (1)	120,000	$2.32	(3)	$278,968	$38.05
Ordinary Shares (1)	7,500	$2.33	(3)	$17,509	$2.39
Ordinary Shares (1)	245,000	$2.40	(3)	$588,866	$80.32
Ordinary Shares (1)	200,000	$2.70	(3)	$540,774	$73.76
Ordinary Shares (1)	30,000	$2.72	(3)	$81,537	$11.12
Ordinary Shares (1)	157,825	$2.73	(3)	$430,862	$58.77
Ordinary Shares (1)	12,480	$2.79	(3)	$34,784	$4.74
Ordinary Shares (1)	126,000	$2.80	(3)	$353,337	$48.2
Ordinary Shares (1)	550	$2.82	(3)	$1,551	$.21
Ordinary Shares (1)	23,000	$2.84	(3)	$65,401	$8.92
Ordinary Shares (1)	359,163	$2.91	(3)	$1,043,446	$142.33
Ordinary Shares (1)	85,000	$2.94	(3)	$250,280	$34.14
Ordinary Shares (1)	26,200	$3.04	(3)	$79,717	$10.87
Ordinary Shares (1)	120,000	$3.48	(3)	$417,274	$56.92
Ordinary Shares (1)	11,577	$4.81	(3)	$55,710	$7.6
Ordinary Shares (1)	187,000	$4.87	(3)	$911,402	$124.32
Ordinary Shares (1)	196,000	$6.87	(3)	$1,346,849	$183.71
Ordinary Shares (1)	985,772	$6.72	(3)	$6,619,459	$902.89
Total	4,698,163	N/a		$15,947,517	$2175.24

(1)
American Depository Shares (“ADSs”), evidenced by American Depository Receipts (“ADRs”), issuable upon deposit of Ordinary Shares, par value NIS 0.01 per share, of Mazor Robotics Ltd., are registered on a separate registration statement on Form F-6 (File No. 333-188511). Each ADS represents two (2) Ordinary Shares.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(3)
Computed in accordance with Rule 457(h) promulgated under the Securities Act based on the exercise price of the options underlying the ordinary shares. When initially set in New Israeli Shekels (“NIS”), the amount is translated (solely for the purpose of calculating the registration fee) using the rate of NIS 3.566 to US$1.00, the representative rate of exchange as of July 31, 2013 as published by the Bank of Israel.

(4)
The fee is based on the number of Ordinary Shares which may be issued under the plans this registration statement relates to and is estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low sales price of an American Depository Share as reported on the Nasdaq Capital Market on August 1, 2013.

EXPLANATORY NOTE

This registration statement relates to 4,698,163 Ordinary Shares to be issued in the future upon the exercise of options that have been, or may be, granted under the Registrant’s 2003 Stock Option Plan and 2011 Share Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Registrant with the Commission are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)	The Registrant’s registration statement on Form 20-F filed with the Commission on May 10, 2013;

(b)	The first paragraph of Exhibit 99.1 incorporated by reference into the Registrant’s report of foreign private issuer on Form 6-K furnished to the Commission on May 28, 2013;

(c)	The financial results (other than non-GAAP financial results) in Registrant’s report of foreign private issuer on Form 6-K furnished to the Commission on May 29, 2013;

(d)
The description of the Registrant’s Ordinary Shares, par value NIS 0.01 per share and the American Depository Shares representing the Ordinary Shares, contained in the Registration Statement on Form 20-F, filed on May 10, 2013, including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

The Israeli Companies Law (the “Companies Law”) provides that a company may indemnify an office holder against:

(i) a financial liability imposed on him or her in favor of another person by any judgment  concerning an act performed in his or her capacity as an office holder;

(ii) reasonable litigation expenses, including attorneys’ fees, expended by the office holder or charged to him or her by a court relating to an act performed in his or her capacity as an office holder, in connection with: (1) proceedings that the company institutes, or that another person institutes on the company's behalf, against him or her; (2) a criminal charge of which he or she was acquitted; or (3) a criminal charge for which he or she was convicted for a criminal offense that does not require proof of criminal thought; and

(iii) reasonable litigation expenses, including attorneys’ fees, expended by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent.

The Registrant’s articles of association allow the Registrant to indemnify its office holders to the fullest extent permitted by law. The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited:

(i) to categories of events that the board of directors determines are likely to occur in light of the operations of the company at the time that the undertaking to indemnify is made; and

(ii) in amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

The Registrant has entered into indemnification agreements with all of its directors and with certain members of its senior management. Each such indemnification agreement provides the office holder with the maximum indemnification permitted under applicable law.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

4.1(1)    Articles of Association of the Registrant

5.1          Opinion of CBLS Law Offices

23.1	Consent of Somekh Chaikin, Certified Public Accountants (Israel), a member of KPMG International – Independent Registered Public Accounting Firm

23.2	Consent of CBLS Law Offices (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

23.3	Consent of Financial Immunities Dealing Room Ltd.

24.1	Power of Attorney (included on signature page)

99.1(2)	Mazor Robotics Ltd. 2003 Stock Option Plan

99.2(3)	Mazor Robotics Ltd. 2011 Share Option Plan
________________

(1)	Previously filed as Exhibit 1.1 to the Registrant’s registration statement on Form 20-F filed on May 10, 2013, and incorporated herein by reference.

(2)	Previously filed as Exhibit 4.1 to the Registrant’s registration statement on Form 20-F filed on May 10, 2013, and incorporated herein by reference.

(3)	Previously filed as Exhibit 4.2 to the Registrant’s registration statement on Form 20-F filed on May 10, 2013, and incorporated herein by reference.

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Caesarea, State of Israel, on the 4th  day of August, 2013.

MAZOR ROBOTICS LTD.

By:	/s/ Ori Hadomi
Name: Ori Hadomi
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Mazor Robotics Ltd., hereby severally constitute and appoint Ori Hadomi and Sharon Levita, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ori Hadomi Ori Hadomi	Chief Executive Officer and Director (principal executive officer)	8/4/2013

/s/ Sharon Levita Sharon Levita	Chief Financial and Operating Officer and Secretary (principal financial officer and principal accounting officer)	8/1/2013

/s/ Jonathan Adereth Jonathan Adereth	Chairman of the Board	8/1/2013

/s/ Gil Biano Gil Biano	Director	8/1/2013

___________________________ David Schlachet	Director

/s/ Sarit Soccary Ben-Yochanan Sarit Soccary Ben-Yochanan	Director	8/1/2013

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Mazor Robotics Inc., the duly authorized representative in the United States of Mazor Robotics Ltd., has signed this registration statement on August 4, 2013.

MAZOR ROBOTICS LTD.

By:	/s/ Ori Hadomi
Name: Ori Hadomi
Title: Chief Executive Officer